ARTICLES OF MERGER
                              (PURSUANT TO NRS 92A)
                                 STATE OF NEVADA
                               SECRETARY OF STATE


1. The name and jurisdiction of organization of each constituent entity is as follows:

     World House Entertainment, Inc., a corporation organized under the laws of the State of Nevada (the "Surviving Corporation"); and

     800 America, Inc., a corporation organized under the laws of the State of Delaware (the "Merged Corporation").

2.   A plan of merger has been adopted by each constituent entity.

3.   not applicable

4.   (b) A plan of merger was submitted to the owners pursuant to NRS 92A and

     (1) 1,950,000 shares of common stock (the only class of equity securities issued and outstanding) were entitled to vote on the plan of merger; and

     (2) 1,757,000 undisputed votes were cast in favor of the plan of merger and such number of undisputed votes cast for the plan of merger by the owners of the common stock (the only class of securities entitled to vote on such plan) was sufficient for approval by the owners of the common stock.

5. World House Entertainment, Inc. (the surviving corporation), as a result of the adopted plan of merger, hereby amends its Articles of Incorporation as follows:

          Article One: Name of Corporation:

                800 AMERICA.COM, Inc.

6. The completely executed plan of merger is on file at the registered office of the corporation.

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Dated July 14, 1999                       World House Entertainment, Inc. a
                                                 Nevada corporation

                                              By: /s/ Elizabeth Ann Peters
                                                  ------------------------
                                                  Elizabeth Ann Peters
                                                  President

                                          And By: /s/ Benjamin Justin Peters
                                                  ---------------------------
                                                  Benjamin Justin Peters
                                                  Secretary


State of Tennessee
County of Wilson

     This instrument was acknowledged before me On July 14, 1999 by Elizabeth Ann Peters as President and Benjamin Justin Peters as Secretary of World House Entertainment, Inc., a Nevada corporation.

 /s/ (Notary)
 ------------
 Notary Public

 (Seal)               My commission expires ______________, ___.


                                                    800 America, Inc., a
                                                    Delaware corporation

                                                    By: /s/ Elie Rabi
                                                        -------------
                                                        Elie Rabi
                                                        President

                                                And By: /s/ Ruth E. Walley
                                                        ------------------
                                                        Ruth E. Walley
                                                        Secretary

 State of Tennessee
County of Wilson

     This instrument was acknowledged before me On July 14, 1999 by Elie Rabi as President and Ruth E. Walley as Secretary of 800 America, Inc. a Delaware corporation.

/s/ Lisa Isham
--------------
Notary Public

(Seal)                My commission expires September 6, 1999.